Exhibit 2.1


                            ARTICLES OF INCORPORATION
                                       OF
                             KIDSTOYSPLUS.COM, INC.


                                    ARTICLE I

                                      Name

     The name of the corporation is KIDSTOYSPLUS.COM, INC. (the "Corporation").

                                   ARTICLE II

                                Principal Office

     The Corporation's principal office in the State of Nevada is located at c/o The Corporation Trust Company of Nevada, One East First Street, Reno, Nevada, 89501, Washoe County, Nevada. The name and address of its resident agent at such address is The Corporation Trust Company of Nevada.

                                   ARTICLE III

                               Nature of Business

     The nature of the business, or objects or purposes proposed to be transacted, promoted or carried on are: to engage in any and all lawful business for which corporations may be incorporated under Chapter 78 of the Nevada Revised Statutes.

                                   ARTICLE IV

                            Authorized Capital Stock

     The amount of the total authorized capital stock of the Corporation is twenty-five million shares (25,000,000) of stock with a par value of $.001.

                                    ARTICLE V

                                    Directors

     The governing board of the Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of the Corporation.

     The names and post office addresses of the first board of directors, which shall be two (2) in number, are as follows:


     Albert R. Timeke          10300 Second Avenue
                               Richmond, BC  V7E 1V7
                               CANADA


     Brian Doutaz              Unit 35
                               12880 Railway Avenue
                               Richmond, BC  V7E 6G4
                               CANADA


                                   ARTICLE VI

                                 Paid-in Capital

     The capital stock, after the amount of the subscription price, or par value has been paid in shall not be subject to assessment to pay the debts of the Corporation.

                                   ARTICLE VII

                                  Incorporator

     The name and post office addresses of the incorporator signing the Articles of Incorporation is as follows:

     Kenneth G. Sam            Two Union Square
                               601 Union Street
                               Seattle, Washington   98101-2346

                                  ARTICLE VIII

                                    Duration

     The Corporation is to have perpetual existence.

                                   ARTICLE IX

                      Limitation on Liability of Directors

     No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for his or her conduct as a director on or after this Article becomes effective, except for (i) acts or omissions that involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of NRS 78.300.

                                    ARTICLE X

                              Amendment of Articles

     The Corporation  reserves the right to amend,  alter,  change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the articles of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE XI

                         Shareholders' Preemptive Rights

     No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or other securities convertible into stock may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein, stated are true, and accordingly do hereunto set my hands this 3rd day of February, 1999.





                                   ---------------------------------------------
                                   Kenneth G. Sam, Incorporator
                                   Bogle & Gates, PLLC

DEAN HELLER                                            Telephone (702) 687-6203
Secretary of State                                           Fax (702) 687-3471

                                 STATE OF NEVADA
                        OFFICE OF THE SECRETARY OF STATE
                              State Capital Complex
                            Carson City, Nevada 89710


                    CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
                                       BY
                                 RESIDENT AGENT

                         KIDSTOYSPLUS, COM., INC.
In the matter of ---------------------------------------------------------------
                        (name of business entity)

I, THE CORPORATION TRUST COMPANY OF NEVADA  hereby state that on 2/4/99

I accepted the appointment as resident agent for the above named business entity.



The street address of the resident agent in this state is as follows:




ONE EAST FIRST STREET
----------------------------                 --------------------------------
   (street address)                                  (suite number)


RENO                       , Nevada                    89501
---------------------------                  --------------------------------
         (city)                                      (zip code)



THE CORPORATION TRUST COMPANY OF NEVADA


                                                         2/4/99
By: ----------------------------------            -------------------
     (signature of resident agent)                       (date)



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